EXHIBIT 10.25

Mr. Edmond Tseng	August 13, 2002

OSE USA, Inc.

2221 Old Oakland Road

San Jose, CA 95131-1402

OSE, Inc.

2221 Old Oakland Road

San Jose, CA 95131.;1402

RE:	Asset Based Line of Credit

Loan #42592-35665

Dear Edmond,

Far East National Bank is pleased1o inform you that $15MM syndication commercial revolving line of credit for OSE USA, Inc./OSE; Inc. has been extended from August 15; 2002 to February 15, 2003.

Based on the extension, the $15MM commercial line of credit is co-lead by Bank SjnoPac and Far East National Bank. FENB will act as Servicing Agent and Bank SinoPac as Administrative Agent.

Should you have any questions or comments on this arrangement, please do not hesitate to contact the undersigned.

FAR EAST NATIONAL BANK

By:
Charles Tzeng, FVP